EXHIBIT 99.1

SUPERGEN, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2006

(In thousands, except share and per share amounts)

	As	Pro Forma
	Reported	Adjustments		Adjusted

ASSETS
Current assets:
Cash and cash equivalents	$67,704	$3,846	(a), (b)	$71,550
Accounts receivable, net	489			489
Development revenue receivable from MGI PHARMA, Inc.	29			29
Accounts receivable, Mayne Pharma	1,502			1,502
Inventories, net	223	(96	) (b)	127
Prepaid distribution and marketing rights	630			630
Prepaid expenses and other current assets	1,111			1,111

Total current assets	71,688			75,438

Marketable securities, non-current	179			179
Investment in stock of related parties	659			659
Due from related parties, non-current	31			31
Property, plant and equipment, net	3,752			3,752
Goodwill	731			731
Other intangibles, net	958			958
Restricted cash and investments, non-current	10,043			10,043
Other assets	5			5

Total assets	$88,046	$3,750		$91,796

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$5,202			$5,202
Payable to AVI BioPharma, Inc.	565			565
Deferred gain on sale of products to Mayne Pharma	11,754	3,750	(a)	15,504
Deferred revenue	459			459
Accrued payroll and employee benefits	3,296			3,296

Total current liabilities	21,276			25,026

Deferred rent	938			938

Total liabilities	22,214			25,964

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 2,000,000 shares authorized;
none outstanding	—
Common stock, $.001 par value; 150,000,000 shares authorized;
55,177,377 and 51,710,912 shares issued and outstanding at
December 31, 2006 and 2005, respectively	55			55
Additional paid in capital	429,147			429,147
Accumulated other comprehensive gain	1,922			1,922
Accumulated deficit	(365,292)			(365,292)

Total stockholders’ equity	65,832			65,832

Total liabilities and stockholders’ equity	$88,046	$3,750		$91,796

SUPERGEN, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(In thousands, except per share amounts)

	As	Pro Forma
	Reported	Adjustments		Adjusted
Revenues:
Net product revenue	$9,563	$(510	) (c)	$9,053
Development and license revenue from MGI PHARMA, Inc.	25,093			25,093
Royalty revenue	3,427			3,427

Total revenues	38,083	(510)		37,573

Costs and operating expenses:
Cost of product revenue	2,003	(117	) (d)	1,886
Research and development	16,544	(268	) (e)	16,276
Selling, general, and administrative	24,714	(88	) (f)	24,626
Acquired in-process research and development	16,318			16,318

Total costs and operating expenses	59,579	(473)		59,106

Loss from operations	(21,496)	(37)		(21,533)

Interest income	2,746			2,746
Gain on disposition of investment in AVI BioPharma stock
resulting from exercise of warrant	780			780
Foreign currency transaction gain	241			241
Change in valuation of derivatives	1,817			1,817
Loss before income tax	(15,912)	(37)		(15,949)

Income tax provision	(575)			(575)

Net loss	$(16,487)	$(37)		$(16,524)
Net loss per common share:
Basic and diluted net loss per comon share	$(0.31)			$(0.31)
Weighted average shares used in basic and diluted net
loss per common share calculation	53,439			53,439

SUPERGEN, INC.

NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

Pursuant to the Asset Acquisition Agreement among SuperGen, Inc. (“SuperGen”), EuroGen Pharmaceuticals, Ltd (“EuroGen”) and Mayne Pharma plc (“Mayne”) dated November 25, 2006, on April 2, 2007 SuperGen and EuroGen completed the sale of the worldwide rights (excluding North America) to Nipent® (pentostatin for injection) to Mayne (“the Sale”).

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 includes the historical consolidated statement of operations of SuperGen giving effect to the Sale as if it had occurred at the beginning of the period presented, and does not reflect any accounting entries related to the proceeds from the Sale or any related tax effects.  The unaudited pro forma condensed balance sheet as of December 31, 2006 includes the historical condensed consolidated balance sheet of SuperGen giving effect to the Sale as if it had occurred on December 31, 2006.

The unaudited pro forma condensed financial statements are provided for informational purposes only.  The unaudited pro forma condensed financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the Sale been completed as of the dates indicated or that may be achieved in the future.  The audited pro forma condensed financial statements should be read in conjunction with the historical financial statements of SuperGen and the related notes thereto.

Note 2 — Pro Forma Adjustments

(a)	To record initial cash proceeds from the Sale of $3,750,000

(b)	To record proceeds from the purchase and transfer of estimated carrying value of Nipent inventory on hand

(c)	To eliminate worldwide (excluding North America) net product revenue for Nipent

(d)	To eliminate worldwide (excluding North America) cost of product revenue for Nipent

(e)	To eliminate worldwide (excluding North America) Nipent R&D expenses

(f)	To eliminate worldwide (excluding North America) sales and marketing expenses related to commercializing Nipent